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                                                                October 27, 2003

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4(a) of Form 8-K/No. 1 of Chell Group Corporation Inc. and agree with the statements contained therein.


                                                    Yours truly yours,

                                                    /S/ LAZAR LEVINE & FELIX LLP